UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

DMY TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DMYT	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2020, dMY Technology Group, Inc., a Delaware corporation (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Rush Street Interactive, LP, a Delaware limited partnership (“RSI”), the sellers set forth on the signatures pages thereto (collectively, the “Sellers” and each, a “Seller”), dMY Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and Rush Street Interactive GP, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative (in such capacity, the “Sellers’ Representative”). The transactions contemplated by the Business Combination are referred to herein as the “Business Combination.”

Business Combination Agreement

Consideration and Structure

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the closing of the Business Combination (the “Closing”), (i) (x) the Company or a wholly-owned subsidiary thereof will contribute cash to RSI (the “Contribution Amount”) in exchange for common units of RSI (the “RSI Units” and such RSI Units issued to the Company, the “Issued RSI Units”) and the number of shares of newly issued Class V common stock, par value $0.0001 per share, of the Company (the “Class V Voting Stock”) equal to the number of Retained RSI Units (as defined below), which will entitle its holder to one vote per share but no right to dividends or distributions and (y) immediately thereafter, RSI will distribute to the Sellers the shares of Class V Voting Stock received by RSI, (ii) the Sellers will transfer to the Company or a wholly-owned subsidiary thereof a number of RSI Units (not to exceed 12,500,000 RSI Units) equal to the quotient of (a) the Purchased RSI Units Cash Consideration (as defined below) divided by (b) $10 (the “Purchased RSI Units”), and certain rights under the Tax Receivable Agreement (as defined and discussed below), and (iii) the Sellers will following the Closing retain an aggregate number of RSI Units equal to the number of RSI Units (such RSI Units retained by the Sellers, the “Retained RSI Units”) that will cause the Sellers’ aggregate percentage ownership in RSI immediately following the Closing to be equal to the percentage determined as the quotient of (a) RSI’s enterprise value (i.e., $1,725,000,000) (subject to certain post-closing adjustments discussed below) (the “RSI Enterprise Value”) divided by (b) the sum of (1) the RSI Enterprise Value plus (2) the product of (A) the total number of outstanding shares of Class a common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) issued and outstanding as of immediately prior to the Closing (after giving effect to any redemptions of Class A Common Stock by the Company’s current stockholders, the Class B Common Stock Conversion (as defined and discussed below), and any Class A Common Stock purchased in connection with any equity financing transactions completed at or prior to the Closing, if any) multiplied by (B) $10.

In connection with the Closing, pursuant to the terms and conditions of the amended and restated certificate of incorporation of Company, dated as of February 20, 2020 (the “Current Certificate of Incorporation”), and the Amended Insider Letter (as defined below), all then-outstanding shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) will be converted into shares of Class A Common Stock (after giving effect to the Amended Sponsor Letter (as defined below)) on a one-for-one basis and into an aggregate number of 5,750,000 shares of Class A Common Stock (the “Class B Common Stock Conversion”).

In connection with the Closing, on the date of the Closing (the “Closing Date”), (i) 1,212,813 shares of Class A Common Stock held by the Sponsor and the independent directors of the Company (collectively, the “Founder Holders”) that formerly constituted shares of Class B Common Stock held by the Founder Holders, (ii) 1,212,813 Issued RSI Units issued to the Company in connection with the Business Combination, and (iii) 15,000,000 Retained RSI Units held by the Sellers and an equal number of shares of Class V Voting Stock issued to the Sellers by the Company in connection with the Business Combination, will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

Following the Closing, the combined Company will be organized in an “Up-C” structure in which substantially all of the assets and the business of the combined Company will be held by RSI and its subsidiaries, and the Company’s only direct assets will consist of RSI Units and all of the limited liability company units of a Delaware limited liability company that will be formed at or prior to Closing for purposes of acting as the general partner of RSI (such entity, the “GP Company”). Assuming that (i) none of the Company’s current stockholders exercise their right to redeem their Class A Common Stock, (ii) the aggregate proceeds received by the Company through equity financing sources at, or prior to, the Closing is $160,000,000, and (iii) the Sellers transfer to the Company the maximum number of Purchased RSI Units (i.e. 12,500,000), the Company is expected to own, directly or indirectly, approximately 22% of RSI Units in RSI and will control RSI through the GP Company, which will be appointed as the general partner of RSI in accordance with the terms of the RSI A&R LPA (as defined and discussed below) and all remaining RSI Units will be owned by the Sellers. Under certain circumstances, depending on redemptions by the Company’s current stockholders, the Company may, directly or indirectly, own approximately 12% of the RSI Units following the Closing.

Pursuant to the Business Combination Agreement, the RSI Enterprise Value is subject to adjustment following the Closing in the event that the transaction expenses attributable to RSI and the Sellers, on the one hand, or the Company and the Sponsor, on the other hand, exceed the transaction expense cap with respect to the applicable party (such adjustments more fully described in the Business Combination Agreement).

Pursuant to the Business Combination Agreement, the “Contribution Amount” will be equal to the sum of (i) the cash remaining in the Company’s trust account as of immediately prior to the Closing following any redemptions of Class A Common Stock by the Company’s current stockholders and payment of the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement as of the Closing plus (ii) the aggregate amount of proceeds received by the Company at or prior to the Closing pursuant to the Subscription Agreements (as defined below) (such amount, as adjusted, the “Available Closing Date Cash”). To the extent that Available Closing Date Cash exceeds $160,000,000, an amount of the Available Closing Date Cash (not to exceed $125,000,000) determined by calculating the sum of (i) the Available Closing Date Cash less one hundred $160,000,000 (provided that the amount of cash attributable to this clause (i) is subject to a cap of $60,000,000) plus (ii) 50% of the amount by which Available Closing Date Cash exceeds $220,000,000 (provided that the amount of cash attributable to this clause (ii) is subject to a cap of $65,000,000) (such amount, the “Purchased RSI Units Cash Consideration”) will be used to purchase from the Sellers the Purchased RSI Units and the remainder of Available Closing Date Cash will be contributed to RSI in exchange for Issued RSI Units. Additionally, in the event the Company receives additional proceeds through equity financing sources during the five day period following the Closing Date, (x) the Company will cause such amounts to be contributed to RSI (the “Post-Closing Contribution Amount”), and in exchange RSI will issue the Company or its wholly-owned subsidiary additional RSI Units, in an amount equal to the number of shares of Class A Common Stock sold by the Company to such equity financing sources, at the price at which the shares of Class A Common Stock were sold by the Company to such equity financing sources, and (y) thereafter, so long as the Sellers have not already sold to the Company 12,500,000 RSI Units, RSI will redeem a corresponding number of Retained RSI Units from the Sellers in exchange for either (A) all of the Post-Closing Contribution Amount (in the event the amount of the Available Closing Date Cash and the Post-Closing Contribution Amount, in the aggregate, exceeds $160,000,000 but is less than $220,000,000) or (B) 50% of the Post-Closing Contribution Amount (up to $65,000,000) (in the event the amount of the Available Closing Date Cash and the Post-Closing Contribution Amount, in the aggregate, exceeds $220,000,000), and the Sellers will forfeit a corresponding number of Class V Voting Stock held by the Sellers. The Purchased RSI Units Cash Consideration and the Post-Closing Contribution Amount (payable to the Sellers) will not in the aggregate exceed $125,000,000.

Beginning on the six month anniversary of the Closing, each Retained RSI Unit held by the Sellers may be exchanged, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the GP Company in its capacity as the general partner of RSI, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the RSI A&R LPA (such exchange rights, as further described in the RSI A&R LPA, the “Exchange Rights”). For each Retained RSI Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.

Upon consummation of the Transactions contemplated by the Business Combination Agreement, the Company will change its name to “Rush Street Interactive, Inc.”

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. The representations and warranties made under the Business Combination Agreement will not survive the Closing, other than claims against a party that committed fraud with respect to the making of its applicable representation and warranty. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of RSI, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The covenants made under the Business Combination Agreement will not survive the Closing, unless by their terms, they are to be performed in whole or in part after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its commercially reasonable efforts to cause the Business Combination to be consummated after the date of the execution of the Business Combination Agreement in the most expeditious manner practicable.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”); (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of approvals or other determinations from applicable gaming regulatory authorities and the absence of a material adverse gaming regulatory event with respect to RSI and RSI’s subsidiaries; (iv) the absence of a Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; and (v) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to the certain materiality standards contained in the Business Combination Agreement. In addition, the Sellers’ obligation to consummate the Business Combination is subject to the condition that the Company have at least $160,000,000 of Available Closing Date Cash (minus the amount by which the transaction expenses attributable to RSI and the Sellers for which RSI is responsible exceed the transaction expense cap related to RSI and the Sellers) at the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) upon the mutual written consent of the Company, RSI and the Sellers’ Representative, (ii) by the Company, on the one hand, or RSI or the Sellers’ Representative, on the other hand, as a result of certain breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period and (iii) by the Company, RSI or the Sellers’ Representative if the Closing has not occurred by April 27, 2021, which date shall be automatically extended (A) to the earlier of a date mutually agreed by the Sellers’ Representative and the Company or the 12 month anniversary of the date of the Business Combination Agreement, (B) to 30 days after the date on which a final, non-appealable order has been entered in respect of any proceeding with respect to the Business Combination Agreement, any ancillary agreement thereto or otherwise with respect to the Business Combination, if applicable (which extension will not be later than the 12 month anniversary of the date of the Business Combination Agreement), (C) in the event the meeting of the Company’s stockholders with respect to the Company Stockholder Approval is adjourned or postponed, to a date not earlier than the prior business day and that is at least three business days following the date on which the meeting of the Company’s stockholder with respect to the Company Stockholder Approval has been held, and/or (D) in the sole discretion of RSI and the Sellers’ Representative, to the 12 month anniversary of the date of the Business Combination Agreement in the event one or more required approvals or other determinations from applicable gaming regulatory authorities has not been received; provided in each case that such termination right is not available to the applicable party if such party exercising the right is in material breach of its representations, warranties, covenants or agreements under the Business Combination Agreement.

A copy of the Business Combination Agreement will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K (this “Current Report”) within four business days of the date hereof as Exhibit 2.1, and the foregoing description of the Business Combination is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Tax Receivable Agreement

Simultaneously with the Closing, the Company, RSI, the Sellers and the Sellers’ Representative will enter into a tax receivable agreement (the “Tax Receivable Agreement”), which will provide for, among other things, payment by the Company to the Sellers 85% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained RSI Units for Class A Common Stock (as more fully described in the Tax Receivable Agreement).

Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company

In connection with the Closing, the Company will amend and restate (i) subject to receipt of Company Stockholder Approval, its current Certificate of Incorporation by adopting the Second Amended and Restated Certificate of Incorporation of the Company (the “Second A&R Certificate of Incorporation”) and (ii) the current Bylaws of the Company by adopting the Amended and Restated Bylaws of Company (the “A&R Bylaws”), to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws (as more fully described in the Second A&R Certificate of Incorporation and A&R Bylaws).

Amended and Restated Agreement of Limited Partnership of RSI

At the Closing, the Company, the GP Company, RSI and the Sellers will enter into the Amended and Restated Agreement of Limited Partnership of RSI (the “RSI A&R LPA”), which will, among other things, permit the issuance and ownership of RSI Units as contemplated to be issued and owned upon the consummation of the Business Combination, admit the GP Company as the general partner of RSI, provide for the Exchange Rights, otherwise amend and restate the rights and preferences of the RSI Units and set forth the rights and preferences of the RSI Units, and establish the ownership of the RSI Units by the persons or entities indicated in the RSI A&R LPA, in each case, as more fully described in the RSI A&R LPA.

Founder Holders Forfeiture Agreement

At the Closing, the Founder Holders, the Company and the Sellers’ Representative will enter into the Founder Holders Forfeiture Agreement (the “Founder Holders Forfeiture Agreement”), pursuant to which, among other things, the Founder Holders will agree to forfeit for no consideration up to 1,205,937 shares of Class A Common Stock in the aggregate following the Closing and the Company will agree to forfeit a corresponding number of RSI Units held by the Company to the extent that the Aggregate Available Cash (as defined in the Business Combination Agreement) does not equal at least $245,000,000 (as more fully described in the Founder Holders Forfeiture Agreement).

Amendment to Insider Letter

In connection with the execution of the Business Combination Agreement, certain current officers and directors of the Company (including the Founder Holders), the Sponsor, the Company, RSI and the Sellers’ Representative have entered into an amendment (the “Amended Insider Letter”) to a letter agreement entered into on February 20, 2020 in connection with the Company’s initial public offering (the “Letter Agreement”), pursuant to which, among other things, (x) the Founder Holders agreed to waive any and all anti-dilution rights described in its current Certificate of Incorporation or otherwise with respect to the shares of Class A Common Stock (that formerly constituted shares of Class B Common Stock held by the Founder Holders) held by the Founder Holders that may be implicated by the Business Combination such that the Class B Common Stock Conversion will occur as discussed herein and (y) the Founder Holders appointed the Sponsor as their representative for purposes of the earnout provisions of the Business Combination Agreement and the transactions contemplated thereby (in each case as more fully described in the Amended Insider Letter).

Investor Rights Agreement

At the Closing, the Company, Sellers, the Founder Holders, certain current officers and directors of the Company, and the Sellers’ Representative will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) the Company, the Founder Holders and certain current officers and directors of the Company will agree to terminate the Registration Rights Agreement, dated as of February 20, 2020, entered into by them in connection with the Company’s initial public offering, (ii) the Sellers’ Representative and the Sponsor will have the right to nominate nine and two directors, respectively, to the board of directors of the Company, subject to certain independence and holdings requirements, (iii) the Company will provide certain registration rights for the shares of Class A Common Stock held by the Sellers and the Sponsor, and (iv) the Founder Holders and the Sellers will agree not to transfer, sell, assign or otherwise dispose of the shares of Class A Common Stock and the RSI Units held by such Founder Holder or such Seller, as applicable, for 12 months and six months, respectively, following the Closing, subject to certain exceptions, in each case as more fully described in the Investor Rights Agreement.

Services Agreement

At the Closing, RSI and Rush Street Gaming, LLC, a current affiliate of RSI (“Rush Street Gaming”), will enter into a Services Agreement (the “Services Agreement”), pursuant to which, among other things, Rush Street Gaming will provide certain specified services to RSI for a period of two years following the Closing Date, subject to extension and early termination, including, without limitation, services relating to legal and compliance, human resources and information technology management (in each case as more fully described in the Services Agreement).

Employment Agreement

At the Closing, RSI will enter into an employment agreement with the current Chief Executive Officer of RSI (and equityholder of RSI) on terms reasonably mutually acceptable to RSI, the Chief Executive Officer and the Company, which employment agreement will provide for, among other things, the terms and conditions of the Chief Executive Officer’s employment by RSI following the Closing.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, (i) the Company entered into a subscription agreement with certain funds and accounts managed by Fidelity Management & Research Company LLC (the “Fidelity Subscription Agreement”) and (ii) the Company, the Sellers’ Representative and certain other subscribers entered into subscription agreements (the “Other Subscription Agreements,” together with the Fidelity Subscription Agreements, the “Subscription Agreements”), pursuant to which, such investors have subscribed to purchase an aggregate of 16,043,002 shares of Class A Common Stock (together, the “Subscriptions”) for a purchase price of $10.00 per share, for an aggregate purchase price of $160,430,020, to be issued immediately prior to the Closing. The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

A copy of the Amended Insider Letter and the forms of Fidelity Subscription Agreement and Other Subscription Agreement will be filed by amendment on Form 8-K/A to this Current Report within four business days of the date hereof as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and the foregoing description of the Amended Insider Letter and each of the Subscription Agreements is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Company’s common stock pursuant to the Business Combination Agreement and the Subscription Agreements is incorporated by reference herein. The common stock issuable in connection with the Subscriptions and the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On July 27, 2020, the Company issued a press release announcing that on July 27, 2020, it executed the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is the investor presentation that will be used by the Company in connection with the Business Combination.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 27, 2020.

99.2	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY TECHNOLOGY GROUP, INC.

	By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

Dated: July 27, 2020